Exhibit 99.1

Rotech Healthcare Inc.:

Philip L. Carter

President & Chief Executive Officer

Steven Alsene

Chief Financial Officer

407-822-4600

ROTECH HEALTHCARE ANNOUNCES ACCEPTANCE OF SEVENTEEN MEDICARE COMPETITIVE BIDDING CONTRACTS

ORLANDO, Fla. — July 12, 2010 — Rotech Healthcare Inc. (OTCBB: ROHI) today announced that it has accepted 17 contracts awarded by the Centers for Medicare & Medicaid Services (“CMS”) in the Round 1 Rebid of the national Medicare Competitive Bidding Program. The Round 1 Rebid included nine metropolitan statistical areas (“MSAs”). Only contracted suppliers can service Medicare patients for the competitively-bid product categories in these locations, with a few exceptions. The new contracts awarded in Round 1 have a three-year term and are scheduled to take effect on January 1, 2011. Rotech has accepted the following contracts:

•	6 MSAs for oxygen supplies and equipment;

•	6 MSAs for enteral nutrients, equipment and supplies;

•	3 MSAs for CPAP, RADs and related supplies and accessories; and

•	2 MSAs for standard power wheelchairs, scooters and related accessories.

CMS continues to award contracts through September and, therefore, additional contracts may be awarded.

“We are pleased with our success in the Round 1 Rebid of the national competitive bidding program and we look forward to further growth and expansion of our existing presence in these initial cities,” commented Philip L. Carter, Rotech’s President and Chief Executive Officer. “The new payment rates for our six oxygen contracts averaged approximately 30% off the current applicable Medicare payment rates,” Mr. Carter continued. “Not assuming any market share gains, the application of the new competitive bid rates to our existing patient base in these nine MSAs reduces our revenue by approximately $900,000 in the first quarter of 2011,” he explained, adding that “We believe, however, that our market share gains in the cities where we were awarded contracts will more than offset the reductions in reimbursement rates over time.”

About Rotech Healthcare Inc.

Rotech Healthcare Inc. is one of the largest providers of home medical equipment and related products and services in the United States, with a comprehensive offering of respiratory therapy and durable home medical equipment and related services. The Company provides home medical equipment and related products and services principally to older patients with breathing disorders, such as chronic obstructive pulmonary diseases (COPD), which include chronic bronchitis, emphysema, obstructive sleep apnea and other cardiopulmonary disorders. The Company provides equipment and services in 48 states through approximately 450 operating locations located primarily in non-urban markets.

Forward-Looking Statements

This press release contains certain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of section 21E of the Securities Exchange Act of 1934, as amended, and section 27A of the Securities Act of 1933, as amended. These forward-looking statements include all statements regarding the intent, belief or current expectations regarding matters discussed in this press release and all statements which are not statements of historical fact. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “projects,” “may,” “will,” “could,” “should,” “would,” variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties, contingencies and other factors that could cause results, performance or achievements to differ materially from those stated or implied in this press release. The following are some but not all of such risks, uncertainties, contingencies, assumptions and other factors, many of which are beyond the control of the Company, that could cause results, performance or achievements to differ materially from those anticipated: our ability to continue to serve existing customers in markets where we did not obtain new contract awards; the actual extent of volume-related revenue increases in markets where we did obtain new contract awards; changes in reimbursement policies, the timing of reimbursements and other legislative initiatives aimed at reducing health care costs associated with Medicare and Medicaid; issues relating to reimbursement by government and third-party payors for the Company’s products and services generally; the costs associated with government regulation of the health care industry; health care reform and the effect of changes in federal and state health care regulations generally; general economic, financial and business conditions; whether the Company will be subject to additional regulatory restrictions or penalties; issues relating to our ability to maintain effective internal control over financial reporting and disclosure controls and procedures; compliance with federal and state regulatory agencies, as well as accreditation standards and confidentiality requirements with respect to patient information; the effects of competitions, industry consolidation and referral sources; compliance with various settlement agreements and corporate compliance programs; the costs and effects of legal proceedings; the Company’s ability to meet our working capital, capital expenditures and other liquidity needs, our ability to maintain compliance with the covenants contained in our credit agreement; our ability to refinance all or part of our outstanding debt obligations on or prior to maturity; our ability to successfully transition and retain patients associated with equipment purchases; our ability to maintain current levels of collectibility on our accounts receivable; and other factors as described in the Company’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Except as otherwise required by law, the Company does not undertake any obligation to publicly release any revisions to any forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.